                                                                    Exhibit 2(b)


                            CERTIFICATE OF AMENDMENT

                                       TO

                                RESTATED BY-LAWS

                                       OF

                           BRINSON MASTER SERIES, INC.

     The undersigned, being Vice President and Secretary of Brinson Master Series, Inc., hereby certifies that the Directors of the Corporation duly adopted the following resolutions, which amended the Restated By-Laws of the Corporation dated May 13, 1998 in the manner provided in such Restated By-Laws of the Corporation, at meetings held on May 9, 2001 and September 20, 2001:

          RESOLVED, that the Restated By-Laws dated May 13, 1998 be, and they hereby are, amended to change the name of the Corporation from "PaineWebber Master Series, Inc." to "Brinson Master Series, Inc." in the following manner:

          The Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

          Section 1.01. Name:

          The name of the Corporation is Brinson Master Series, Inc.

     and be it further

          RESOLVED, that the Restated By-Laws dated May 13, 1998 be, and they hereby are, amended by adding a new Article III, Section 3.16 to read as follows:

          Section 3.16. Retirement:

          Each Director who has attained the age of seventy-two (72) years shall retire from service as a Director on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Director may retire at any time as provided for in the governing instrument of the Corporation."





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Dated: October 26, 2001

                                            By: /s/ Amy R. Doberman
                                               --------------------
                                            Name:  Amy R. Doberman
                                            Title: Vice President and Secretary


New York, New York (ss)

On this 26th day of October, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Corporation and acknowledged that she executed the foregoing instrument as her free act and deed.


                                                       /s/ Evelyn De Simone
                                                       --------------------
                                                       Notary Public